MDU Resources Group, Inc.
7,500,000 Shares of Common Stock
FIRST AMENDMENT TO EQUITY DISTRIBUTION AGREEMENT
December 2, 2013
Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:
Reference is hereby made to that certain Equity Distribution Agreement between MDU Resources Group, Inc., a Delaware corporation (the “Company”), and Wells Fargo Securities, LLC (“Wells Fargo Securities”), dated May 20, 2013 (the “Equity Distribution Agreement”).
Pursuant to Section 12(h) of the Equity Distribution Agreement, the Company and Wells Fargo Securities hereby agree to amend the Equity Distribution Agreement by (i) deleting the last sentence of Section 5(a)(4) thereof and replacing it in its entirety as follows:
“As of the date of this Agreement, the only subsidiaries of the Company are the subsidiaries listed on Exhibit G attached hereto, and Exhibit G hereto accurately sets forth the type of entity and jurisdiction of organization of each such subsidiary.”
and (ii) deleting Exhibit E thereof and replacing it in its entirety with Exhibit E attached to this First Amendment to Equity Distribution Agreement (this “Amendment”).
Except as specifically provided herein, the Equity Distribution Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed in all respects. This Amendment is limited as specified and the execution, delivery and effectiveness of this Amendment shall not operate as a modification, acceptance or waiver of any provision of the Equity Distribution Agreement except as specifically set forth herein. From and after the date of this Amendment, the Equity Distribution Agreement shall be deemed amended hereby.
This Amendment shall be governed by and construed in accordance with the laws of the State of New York.
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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart of this Amendment, whereupon this instrument, along with all counterparts, will become a binding agreement between Wells Fargo Securities and the Company in accordance with its terms and the Equity Distribution Agreement shall be deemed amended hereby.

Very truly yours,

MDU Resources Group, Inc.

By:	/s/ Doran N. Schwartz
Name: Doran N. Schwartz
Title: Vice President and
Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart of this Amendment, whereupon this instrument, along with all counterparts, will become a binding agreement between Wells Fargo Securities and the Company in accordance with its terms and the Equity Distribution Agreement shall be deemed amended hereby.

Very truly yours,

MDU Resources Group, Inc.

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Gregory M. Ogborn
Name: Gregory M. Ogborn
Title: Vice President

EXHIBIT E
OFFICER’S CERTIFICATE
The undersigned, {the}{a} duly qualified and elected {__________} of MDU Resources Group, Inc., a Delaware corporation (“Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement dated May 20, 2013, as amended (the “Agreement”), between the Company and Wells Fargo Securities, LLC, that, to the knowledge of the undersigned:
(i)    the representations and warranties of the Company in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change (as defined therein), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any such qualifications or exceptions, are true and correct in all material respects on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date;
(ii)    the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions that may have been waived by Wells Fargo Securities, LLC); and
(iii)     as of the date hereof, the only subsidiaries of the Company are the subsidiaries listed on Schedule 1 attached hereto, and Schedule 1 hereto accurately sets forth the type of entity and jurisdiction of organization of each such subsidiary.
{Schedule 1 to be attached}